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                                                                    Exhibit 99.1

[Integrated Alarm Services Group(SM), Inc. LOGO]

                                                       90 PINE STREET, 3RD FLOOR
                                                            ALBANY, NY 12207
                                                             (518) 426-1515
                                                           (518) 426-0953 FAX



IASG SIGNS PURCHASE AGREEMENT TO ACQUIRE SUBSTANTIALLY ALL OF THE ASSETS OF NATIONAL ALARM COMPUTER CENTER

ALBANY, N.Y. - October 5, 2004--Integrated Alarm Services Group, Inc. (NASDAQ:
IASG) a total solution provider to independent security alarm dealers located throughout the United States today announced the signing of an Asset Purchase Agreement to acquire substantially all of the assets of National Alarm Computer Center, Inc. (NACC), a unit of Tyco International Ltd's Fire and Security segment (NYSE: TYC). The purchase price for the NACC assets is approximately $50 million cash, exclusive of assumed liabilities.

The NACC assets to be acquired include a state-of-the-art electronic security alarm monitoring center located in Irvine, California. NACC currently generates approximately $800,000 in third-party alarm monitoring recurring monthly revenues (RMR) and owns a portfolio of alarm contracts, which generates approximately $430,000 in RMR. The majority of the third-party accounts that NACC monitors and the owned contracts are in California. IASG is also acquiring a portfolio of secured loans to alarm dealers totaling approximately $29 million as part of the NACC transaction.

In announcing the signing of the Asset Purchase Agreement, Timothy M. McGinn, Chairman and CEO of IASG said, "This is a major opportunity for our Company as it strengthens our ability to serve independent alarm dealers and brings further critical mass in a targeted key geographic market. The added scale from the NACC acquisition will afford IASG meaningful synergies and expense saving opportunities in managing our monitoring activities Company-wide. We expect to realize on-going savings of approximately $2.5 million (on an annualized basis) from such synergies over the course of the next three quarters. The acquired dealer loan portfolio is also a plus for west coast dealer relationships."

The transaction, which is subject to a number of conditions, including governmental approval pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, is expected to close by November 15, 2004. Upon closing of the transaction, IASG will hold a conference call to discuss the details of the transaction and the Company's strategic and integration plans for NACC.

The transaction will increase the number of subscribers monitored by IASG from approximately 525,000 subscribers to approximately 765,000 subscribers and the RMR attributable to owned contracts from approximately $4.4 million to approximately $4.8 million. Additionally, IASG's total loan portfolio will grow from approximately $4.8 million to $33.5 million.

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ABOUT IASG

Integrated Alarm Services Group provides total integrated solutions to independent security alarm dealers located throughout the United States to assist them in serving the residential and commercial security alarm market. IASG's services include alarm contract financing including the purchase of dealer alarm contracts for its own portfolio and providing loans to dealers collateralized by alarm contracts. IASG, with 5,000 independent dealer relationships, is also the largest wholesale provider of alarm contract monitoring and servicing. For more information about IASG please visit our web site at http://www.iasg.us.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2003 revenue of $37 billion, Tyco employs 260,000 people worldwide. More information on Tyco can be found at www.tyco.com.

FORWARD-LOOKING STATEMENT

This press release may contain statements, which are not historical facts and are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements contain projections of IASG's future results of operations, financial position or state other forward-looking information. In some cases you can identify these statements by forward looking words such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. You should not rely on forward-looking statements because IASG's actual results may differ materially from those indicated by these forward looking statements as a result of a number of important factors. These factors include, but are not limited to: general economic and business conditions; our business strategy for expanding our presence in our industry; anticipated trends in our financial condition and results of operation; the impact of competition and technology change; existing and future regulations effecting our business, and other risks and uncertainties discussed under the heading "Risks Related to our Business" in IASG's Form 10-K report for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on March 30, 2004, and other reports IASG files from time to time with the Securities and Exchange Commission. IASG does not intend to and undertakes no duty to update the information contained in this press release.

CONTACT:
Integrated Alarm Services Group, Inc.
Investor Relations:
Joseph L. Reinhart
518-426-1515